UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2025

NeueHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
Address of Principal Executive Office	(Zip Code)

(612) 238-1321

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Introduction

As previously disclosed, on December 23, 2024, NeueHealth, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On October 2, 2025 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. (“NEA”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2025, the Company entered into the Second Amendment (the “Second Amendment”) to its Loan and Security Agreement, dated June 21, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, the other Loan Parties party thereto, the lenders party thereto and Hercules Capital, Inc., as administrative agent and collateral agent.

Pursuant to the Second Amendment, the Company and the lenders agreed to, among other things, modify and extend loan funding milestones and availability period of existing loan commitments, increase the minimum cash covenant level from $15.0 million to $25.0 million with two step-downs at $20.0 million and $15.0 million subject to achievement of certain milestones, and amend the definition of “Adjusted EBITDA” to add back certain specified costs, expenses and payments.

Concurrent with the closing of the Second Amendment, the lenders funded tranche 2A term loans to the Company in an aggregate principal amount of $25.0 million.  In addition, while the loan commitments have been reallocated to different tranches, the aggregate principal amount of loans and commitments under the facility has not changed and the Company continues to have up to $95.0 million of loan commitments remaining under the facility, consisting of (x) tranche 2B loan commitments in an aggregate principal amount of $10.0 million, available through December 15, 2025, (y) tranche 3 loan commitments in an aggregate principal amount of $35.0 million, available from December 16, 2025 through September 30, 2026, and (z) tranche 4 loan commitments in an aggregate principal amount of up to $50.0 million, available until June 1, 2027, in each case subject to certain conditions and milestones.

The foregoing description of the Second Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and in Items 3.03, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Closing of the Merger

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the time at which the Merger became effective (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than shares owned immediately prior to the Effective Time by the Company, NH Holdings 2025 SPV, L.P. (“Ultimate Parent”), Parent, Merger Sub or any of their respective subsidiaries (including shares contributed to Ultimate Parent prior to the Effective Time pursuant to rollover agreements or other similar agreements), which were canceled for no consideration, and shares of Company Common Stock held by stockholders who properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) was canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $7.33 per share, payable to the holder thereof, without interest thereon and less any applicable withholding taxes.

In connection with the Merger, certain stockholders of the Company, including (i) the holders of all of the shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), (ii) the holders of all of the shares of Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock” and, together with Series A Preferred Stock, “Company Preferred Stock”), (iii) the holders of all warrants to purchase shares of Company Common Stock (“Company Warrants”) and (iv) certain holders of Company Common Stock (the “Rollover Holders”), entered into rollover agreements with Ultimate Parent, Parent and Merger Sub, pursuant to which, among other things and on the terms and subject to the conditions set forth therein, the Rollover Holders contributed all of their shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock and Company Warrants, as applicable, to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•	Each option to purchase shares of Company Common Stock, whether vested or unvested, that had a per share exercise price less than the Per Share Merger Consideration was automatically canceled and terminated and converted into the right to receive an amount in cash equal to the product of (i) the excess of the Per Share Merger Consideration over the applicable per share exercise price of such option, multiplied by (ii) the total number of shares of Company Common Stock subject to such option immediately prior to the Effective Time.

•	Each option to purchase shares of Company Common Stock, whether vested or unvested, that had a per share exercise price equal to or greater than the Per Share Merger Consideration was canceled and terminated for no consideration.

•	Each restricted stock unit of the Company with respect to shares of Company Common Stock that was subject solely to service-based vesting requirements (and not performance-based vesting requirements) (each, a “Company RSU”) was assumed by Parent and adjusted into a restricted stock unit of Parent with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and otherwise having the same vesting and other terms and conditions as such Company RSU.

•	Each restricted stock unit of the Company with respect to shares of Company Common Stock that was subject to performance-based vesting requirements was canceled and terminated for no consideration.

The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2024, and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of its intent to remove the Company Common Stock from listing on the NYSE and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE prior to the opening of trading on October 2, 2025 and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist the Company Common Stock from NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company’s securities under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company and NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 15, L.P., New Enterprise Associates 16, L.P. and New Enterprise Associates 17, L.P. (collectively, the “Holders”) entered into a warrantholders agreement (the “Warrant Agreement”) pursuant to which the Company issued warrants (“Warrants”) representing the Holders’ right to purchase 1,116,765 shares of Company Common Stock at an exercise price of $0.01 per share.

Under the Warrant Agreement, the Warrants were issued in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Change in Control of the Registrant.

The information set forth in the Introduction and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The aggregate merger consideration paid to Company stockholders was approximately $22.3 million. The funds used by Parent to consummate the Merger and complete the related transactions came from an increase in the Company’s existing subordinated credit facility with NEA and the lenders from time to time party thereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

At the closing of the Merger, Kedrick D. Adkins Jr., Linda Gooden, Jeffrey R. Immelt, Manuel Kadre, Stephen Kraus, Mohamad Makhzoumi, G. Mike Mikan, Andrew Slavitt, Robert J. Sheehy and Matthew G. Manders, members of the board of directors of the Company, ceased to be directors of the Company. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub, Jeffrey R. Immelt, Manuel Kadre, Stephen Kraus, Mohamad Makhzoumi, G. Mike Mikan, Andrew Slavitt, Robert J. Sheehy, Matthew G. Manders and Blake Wu, became the directors of the Surviving Corporation.

In accordance with the terms of the Merger Agreement, at the Effective Time, the officers of the Company, including G. Mike Mikan, Jay Matushak, Tomas Orozco, Jeffrey J. Scherman and Jeffery M. Craig, became the officers of the Surviving Corporation.

Item 7.01. Regulation FD Disclosure.

On October 2, 2025, the Company and Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 23, 2024, by and among NH Holdings 2025, Inc., NH Holdings Acquisition 2025, Inc. and NeueHealth, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by NeueHealth, Inc. on December 23, 2024).
10.1^	Second Amendment to Loan and Security Agreement, dated September 26, 2025, by and among NeueHealth, Inc., the other Loan Parties party thereto, the lenders party thereto and Hercules Capital, Inc., as administrative agent and collateral agent.
99.1	Press Release, dated as of October 2, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon request.

^ Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	October 2, 2025	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary